Exhibit 10.17

McDERMOTT INTERNATIONAL, INC.

Summary of

Executive Officer

2010 Base Salary and

Target EICP Compensation

Executive Officer	Base Salary	Target Award Opportunity (as a % of 2010 base salary)
John A. Fees Chief Executive Officer, McDermott International, Inc.	$922,500	100%

Michael S. Taff Senior Vice President & Chief Financial Officer, McDermott International, Inc.	$520,150	70%

Brandon C. Bethards President & Chief Executive Officer, The Babcock & Wilcox Company	$539,360	70%

Robert A. Deason Executive Vice President, J. Ray McDermott, S.A.	$555,000	70%

Stephen M. Johnson President & Chief Executive Officer, J. Ray McDermott, S.A.	$768,750	85%

John T. Nesser Executive Vice President & Chief Operating Officer, J. Ray McDermott, S.A.	$512,500	70%